Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, January 27, 2004- SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED December 31, 2003.  UNITHOLDERS OF RECORD ON February 13, 2004, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $4,522,363 OR $0.71784 PER UNIT PAYABLE February 27, 2004.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL (BBLS)	GAS (MCF)	OIL ($/BBL)	GAS ($/MCF)

WASSON WILLARD UNIT	12,000	—	$28.50	—

WASSON ODC UNIT	72,100	—	$28.50	—

NET PROFITS ROYALTIES	49,824	339,304	$26.04	$4.44

Contact:
SANTA FE ENERGY TRUST
JPMORGAN CHASE BANK, TRUSTEE
MIKE ULRICH
700 LAVACA
AUSTIN, TX 78701
(512) 479-2562